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                                                                 EXHIBIT 10.48


                         AGREEMENT OF PURCHASE AND SALE
                  (Country Suites Hotel - Scottsdale, Arizona)

         This Agreement of Purchase and Sale ("Agreement") is made and executed this ____ day of February, 1997, by and between Suites of Arizona, L.L.C., an Arizona limited liability company ("Suites") and/or Nominee (herein collectively called "Seller") and Glenborough Properties, L.P., a California limited partnership ("Buyer").

         This Agreement is made with reference to the following facts:

         A. Seller is the tenant under that certain Lease Agreement dated on or about December 2, 1994, (the "Ground Lease") between Edwards Family Properties of Arizona, Inc., as Lessor, and Suites, as Tenant (the Lessor's interest in the Ground Lease having been transferred to Shea-Edwards Limited Partnership ("Landlord")) and the owner of the improvements constructed on the leased premises, which premises are commonly known as 10801 North 89th Place, Scottsdale, Arizona 85260, comprising approximately 3.5 acres of land upon which are constructed a hotel facility containing 164 guest rooms included in approximately 83,000 square feet of improvements and more particularly described in Exhibit "A" hereto (the "Project").

         B. Seller desires to sell and Buyer desires to purchase the Project together with the personal property described on Exhibit "B" hereto ("Personal Property"), public licenses and permits owned by Seller to the extent transferable used in connection with the maintenance and operation of the Project, the rights under Seller's franchise ("Franchise") with Country Hospitality Corporation to operate the Project as a Country Suites Hotel, and all plans and reports relating to the construction, maintenance and operation of the Project.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.  Sale and Purchase

         1.1 Assets to be Sold and Purchased. At the Closing, Seller agrees to sell and Purchaser agrees to purchase the following:

                 (a) The Project, including, but not being limited to the Ground Lease;

                 (b) All Personal Property excluding Seller's cash and accounts receivable.

                 (c) To the extent owned by Seller and to the extent transferable, all public licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps and entitlements issued by all cognizant government agencies in connection with the ownership, operation or construction of the Project ("Licenses and Permits");

                 (d)      The Franchise;




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                 (e)      On a non-exclusive basis, and to the extent
transferable, copies of all (i) books, records and other financial information reflecting the operation of the Project; (ii) the preliminary, final and proposed building plans and specifications respecting the Project that are described on Exhibit C; and (iii) the appraisals, structural reviews, architectural drawings and other documents and engineering, soils, seismic, geologic and architectural reports, studies, certificates and other documents pertaining to the Project which are described on Exhibit C ("Reports and Plans"); and

                 (f) All of Seller's rights under all warranties, whether express or implied, which relate to the construction of the Project and the acquisition and condition of the Personal Property (including all similar rights under the construction contracts for the construction of the Project) (the "Construction Warranties").

                 (g) All benefits and obligations from and after the Closing under (i) the equipment leases and maintenance and service contracts, described on Exhibit D ("Operating Agreements") and (ii) all occupancy leases and bookings ("Bookings").

         The Project, the Personal Property, the Licenses and Permits, the Franchise, the Reports and Plans, the Construction Warranties and the Operating Agreements are herein sometimes referred to as the "Property").

2.  Purchase Price and Payment Thereof.

         2.1 Purchase Price. The purchase price for the Property (the "Purchase Price") shall be $12,000,000, plus or minus applicable prorations and credits provided for herein, plus assumption of the obligations under the Operating Agreements that accrue after the Closing Date.

         2.2 Payment of Purchase Price. Buyer shall pay the Purchase Price as follows:

                 (a) On the Opening of Escrow, Buyer shall deposit with the Escrow Holder (as defined in Section 4.1) the sum of $200,000, which is herein referred to as the "Deposit". Timely deposit of the Deposit shall be a condition to the efficacy of this Agreement and of Seller's obligations hereunder. The Deposit shall be held in an interest bearing account with interest to accrue for the benefit of Buyer, unless Buyer shall default, in which event accrued interest shall be deemed to be part of the Deposit and delivered to Seller as part of the Deposit as hereinafter provided. The Escrow Holder shall disburse the Deposit as part of the payment of the Purchase Price in accordance with Section 6.4 (d) and such amount disbursed shall constitute a credit in favor of Buyer against the Purchase Price. In the event that the Closing fails to occur on or before the Closing Date (as defined in Section 6.1) through Seller's default, then Escrow Holder shall return the Deposit, together with all accrued interest thereon, to Buyer subject to the provisions of Section 6.2. In the event that the Closing fails to occur on or before the Closing Date by reason of the default of Buyer under this Agreement, then Escrow Holder shall deliver the Deposit to Seller as its full and complete liquidated damages and its sole and exclusive remedy for the breach by Buyer, but excluding Buyer's indemnities which shall survive termination of or the Closing under this Agreement in the manner and to the extent provided in
Article 13.  BUYER AND SELLER





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ACKNOWLEDGE AND AGREE THAT (1) THE DEPOSIT IS A REASONABLE ESTIMATE OF AND
BEARS A REASONABLE RELATIONSHIP TO THE DAMAGES THAT WOULD BE SUFFERED BY SELLER IN THE EVENT OF A DEFAULT OR BREACH BY BUYER IN ITS OBLIGATIONS HEREUNDER; (2) THE ACTUAL DAMAGES SUFFERED BY SELLER WOULD BE EXTREMELY DIFFICULT AND IMPRACTICABLE TO DETERMINE; AND (3) BUYER DESIRES TO LIMIT ITS LIABILITY HEREUNDER TO THE DEPOSIT IN THE EVENT OF A DEFAULT OR BREACH OF THIS AGREEMENT BY BUYER. BUYER'S FAILURE TO APPROVE ANY CONTINGENCY THAT IS SUBJECT TO BUYER'S APPROVAL UNDER THE PROVISIONS OF SECTION 5.1 SHALL NOT CONSTITUTE A DEFAULT BY BUYER.

         THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE LIQUIDATED DAMAGE PROVISION CONTAINED IN THIS SECTION 2.2
(a).


BUYER:   ________________                  SELLER: ___________________
            (Initials)                                  (Initials)

                 (b)  Balance of Purchase Price.

                          (i)  At the Closing, Buyer will assume the unpaid
principal balance due the Arizona State Retirement System under that certain promissory note in the original principal sum of $4,800,000 executed under date of December 7, 1995, by Seller (the "Note") which is secured by a deed of trust executed by Seller as Trustor, in favor of the Arizona State Retirement System as beneficiary (the "Deed of Trust").

                          (ii)  Prior to the Closing, Buyer shall deliver to
Escrow Holder in the form of cash, cashier's check or wire transfer, all additional sums which are required to pay in full the balance of the Purchase Price and which Buyer is obligated to pay as a result of prorations or the allocation of costs as hereinafter set forth.

3.       Escrow

         3.1 Escrow Instructions. The purchase and sale of the Property will be consummated through an escrow (the "Escrow") at Chicago Title Insurance Company, 2020 North Central Avenue, Suite 300, Phoenix, AZ 85004-4598 (the "Escrow Holder" or "Title Company"). Escrow shall be opened ("Opening of Escrow") not later than three business days following the execution of this Agreement by delivery to Escrow Holder of a fully executed copy of this Agreement which shall constitute Escrow Holder's instructions. Escrow Holder shall promptly deliver written notice to Seller and Buyer of the date of the Opening of Escrow. The General Provisions applicable to escrows handled by Escrow Holder are incorporated herein by this reference and made a part hereof. Seller and Buyer agree to execute and deliver to Escrow Holder such additional and supplemental instructions as Escrow Holder may require in order to clarify Escrow Holder's duties under this Agreement; however, in the event of any conflict or inconsistency between this





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Agreement and any instructions delivered to Escrow Holder or such General
Provisions, the terms of this Agreement shall govern the duties of Escrow Holder and the rights and obligations of Seller and Buyer. Specifically, any terms of the General Provisions which provide for a 13 day cancellation period shall not be effective as between Seller and Buyer.

         3.2 Definition of "Close of Escrow". For purposes of this Agreement, the term "Close of Escrow" shall mean the time when Escrow Holder shall have recorded all of the instruments to be recorded as set forth in Section 6.4 (b) below.

4.  Condition of Title

         4.1 Seller shall convey to Buyer title to the Project subject only to the Deed of Trust and the following (the "Permitted Exceptions"): Standard printed title policy exceptions and exclusions and those exceptions set forth in the Preliminary Title Report ("PTR") issued by Title Company (which Seller shall cause Title Company to issue and deliver to Buyer within ten (10) days after the Opening of Escrow together with copies of all recorded instruments referenced in the exceptions set forth therein) which are approved by Buyer pursuant to Section 4.3 below.

         4.2 Title Insurance Policy. At the close of Escrow, Title Company shall issue to Buyer an ALTA extended coverage owner's policy as to the Project in an amount equal to the Purchase Price showing title vested in Buyer subject only to the Deed of Trust and the Permitted Exceptions and such other matters to which Buyer may consent in writing (the "Title Policy") insuring Buyer as the owner of the Project. The Title Policy shall include such endorsements as Buyer may reasonably request, including endorsements covering the subdivision map act, survey, access, contiguity and no violations of covenants and restrictions. It is understood that the Title Policy will insure the title to the lessee's interest under the Ground Lease and not the fee title to the real property described in the Ground Lease. To the extent the same is not currently available, Seller shall furnish to Title Company (with a copy to Seller) an ALTA survey in form approved by the Title Company within ten (10) days after the Opening of Escrow.

         4.3 Procedure for Approval of Title. Buyer shall have until the last to occur of five (5) business days after the Opening of Escrow or ten (10) days following the date of Buyer's receipt of the PTR, the ALTA survey and copies the documents referenced as recorded exceptions therein within which to approve or disapprove (i) any exception to title set forth in the PTR and (ii) the ALTA survey. The failure by Buyer to give Seller written approval of the ALTA survey and the exceptions set forth in the PTR within such time shall be deemed to be Buyer's disapproval of the survey and of all matters shown on the PTR.
If Buyer disapproves any exceptions to title set forth in the PTR, Seller shall have the opportunity, within five business days following receipt of Buyer's disapproval ("Cure Period"), to attempt to remove or cause to be removed such disapproved exceptions to title (the "Disapproved Exceptions"). If Seller elects not to attempt to remove the Disapproved Exceptions or fails to remove any Disapproved Exception within the Cure Period, Buyer may in writing elect to waive its objection to any remaining Disapproved Exceptions or to terminate Escrow and the funds deposited by Buyer shall be applied and returned as provided in Section 6.2. In the event the PTR is supplemented at any time after Buyer's approval thereof, then the same approval and cure procedure shall be applicable to any additional exceptions or





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modifications to previous exceptions which materially and adversely affect the value and utility of the Project in Buyer's reasonable, good faith judgment that are set forth in said supplemental report as is set forth in this Section
4.3 for the approval of the original PTR except that Buyer shall have five (5) days after receipt thereof to approve or disapprove the exceptions contained in such supplemental report. The exceptions to title approved by Buyer pursuant to this Section 4.3 shall become the Permitted Exceptions, as set forth in
Section 4.1.

5.  Conditions Precedent to Close of Escrow

         5.1  Contingencies; Investigation of Property; Financials; Title.

                 (a) Contingencies. Anything contained in this Agreement to the contrary notwithstanding, Buyer's obligation to purchase the Project and to close the Escrow hereunder is subject to Buyer's written approval or waiver of all of the following conditions within the time periods set forth below, which approval or waiver shall be in Buyer's sole and absolute discretion:

                          Approval of Title.  Buyer shall have approved the
condition of the title to the Project in the manner provided in Section 4.3.

                 (b) Termination, If Buyer has not given written approval of any of the matters set forth in Section 5.1 (a) within the time provided therein after the Opening of Escrow, this Agreement shall terminate, Escrow Holder shall return the Deposit to Buyer, as provided in Section 6.2, Buyer shall return to Seller all Work Product and related documents previously delivered by Seller to Buyer, and the Parties shall have no further obligation or liability hereunder or otherwise in connection with the execution of this Agreement. However, in the event Buyer provides written approval or waiver of all of the contingencies set forth under Section 5.1 (a), within the times provided therein, the Deposit shall become non-refundable, unless the Closing does not occur and this Agreement is terminated by Buyer because of the failure, through no fault of Buyer, of any condition described in Sections 5.3
(b), (c), (d), (e), (f), or (g) in which event the foregoing provisions relating to the return of the Deposit shall apply.

         5.2 Seller's Conditions. The following shall constitute conditions precedent to the obligations of Seller to close the Escrow, and may be waived only by a written waiver executed by Seller and delivered to Escrow Holder:

                 (a) Funds. Buyer shall have deposited with Escrow Holder immediately available funds in an amount sufficient to cover the portion of the Purchase Price described in Section 2.2 (b) and Buyer's share of prorations and costs as described herein.

                 (b) Representations and Warranties. All of Buyer's representations and warranties as set forth herein shall be true as of the Close of Escrow as if the same were made on and as of said date.

                 (c) No Default. On the Closing Date, Buyer shall not be in material default under this Agreement.





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         5.3  Buyer's Conditions.  The following shall constitute conditions precedent to the obligations of Buyer to close the Escrow, and may be waived only by a written waiver executed by Buyer and delivered to the Escrow Holder:

                 (a)  Buyer shall have approved all of the matters set forth in
Section 5.1 ("Contingencies") within the times therein provided;

                 (b) The representations and warranties of the Seller contained in Section 9 of this Agreement shall be true on and as of the Close of Escrow as if the same were made on and as of said date;

                 (c) Seller shall have performed and complied with all agreements and covenants required by this Agreement to be performed or complied with by Seller prior to or at the time of the Close of Escrow;

                 (d) The Title Company shall be unconditionally committed to issue the Title Policy to Buyer upon the Close of Escrow; and

                 (e) On or before the close of business on February 27, 1997, Country Hospitality Corporation shall have consented to the assignment of the Franchise to Buyer with such modifications thereto as Buyer may reasonably request, or granted Buyer a new franchise to operate the Project as a Country Suites Hotel on terms acceptable to Buyer.

                 (f) On or before the close of business on February 27, 1997, the Arizona State Retirement System shall have consented to Buyer's assumption of the Note and the obligations of Seller under the Deed of Trust without modification thereto, subject to the Buyer's payment of an assumption fee in an amount not to exceed 1% of the outstanding principal balance of the Note at the Closing.

                 (g) Buyer shall have received an estoppel certificate from the Landlord dated not more than ten (10) days prior to the Closing with a true and correct copy of the Ground Lease attached substantially in the form of Exhibit D-1.

6.  Close of Escrow

         6.1 Date of Close. Escrow Holder shall close the Escrow upon (i) February 28, 1997, or as soon thereafter as practicable but in no event later than March 17, 1997, or (ii) such earlier or later time as the parties may agree in writing (the "Closing Date"), provided that all of the conditions to the Close of Escrow have been satisfied or waived. If the Closing does not occur on or before March 3, 1997, Buyer shall pay Seller interest on the cash portion of the Purchase Price due under Section 2.2(b)(ii) at the rate of 10% per annum from the Effective Date, as defined in Section 8.2, to the Closing Date.





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         6.2  Escrow Cancellation.  In the event that the Close of Escrow does not occur within the time prescribed in this Agreement, for any reason other than the default of one of the parties hereto, Escrow Holder shall return to the parties so delivering same all funds and instruments which are then held by Escrow Holder. If Escrow fails to close for any reason other than Seller's or Buyer's default, Seller and Buyer shall each bear one-half of any Escrow cancellation charges and, in such event, neither party shall be liable to the other hereunder. If Escrow fails to close by reason of Seller's default hereunder, Seller shall pay all Escrow cancellation charges and Escrow Holder shall return to Buyer all funds deposited by Buyer. If Escrow fails to close by reason of Buyer's default hereunder, Buyer shall pay all Escrow cancellation charges and any funds deposited under Section 2.2 shall be delivered to Seller.

         6.3  Items to be Delivered into Escrow.

                 (a) Seller. On or prior to the date set for the Close of Escrow, Seller shall deposit in Escrow the following documents, executed and acknowledged by Seller, where necessary:

                          (i)  The Assignment and Assumption of Ground Lease in
the form of Exhibit E, conveying title to the Project to Buyer or Buyer's assignee, subject only to the Deed of Trust and the Permitted Exceptions.

                          (ii)  An Assignment of Rights and Assumption of
Certain Obligations in the form of Exhibit F covering the assignment of the Work Product, the Franchise, the Licenses and Permits, the Reports and Plans, the Construction Warranties and the bookings.

                          (iii)  A Bill of Sale in the form of Exhibit G
transferring title to the improvements constructed on the premises covered by the Ground Lease and the Personal Property to Buyer, including the transfer of such certificates of title as may be required to transfer title to motor vehicles included in the Personal Property, if any;

                          (iv)  A certification duly executed by Seller under
penalty of perjury certifying that Seller is not a "foreign person" in accordance with and for the purpose of the provisions of Sections 7701 and 1445 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "FIRPTA Affidavit");

                          (v)  Any amounts in excess of the Purchase Price
which Escrow Holder estimates are required to be paid by Seller under this Agreement.

                 (b) Buyer. On or before one business day prior to the date set for the Close of Escrow, Buyer shall deposit in Escrow:

                          (i)  Immediately available funds in an amount
sufficient to cover the balance of the Purchase Price to the extent Buyer has not previously deposited the same pursuant to the requirements of Section 2.2
(b) plus Buyer's share of costs and prorations pursuant to Section 2.2 (b)





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                          (ii)  The Assignment of Rights and Assumption of
Certain Obligations in the form of Exhibit F hereto.

                          (iii) The Assignment and Assumption of Ground Lease
in the form attached hereto as Exhibit E.

         6.4  Instructions.  At the Closing, the Escrow Holder shall:

                 (a) Date all instruments calling for a date as of the date of the Close of Escrow.

                 (b) Record the Assignment and Assumption of Ground Lease in the Office of the County Recorder of Maricopa County, Arizona;

                 (c) Deliver to Buyer the Bill of Sale to the improvements constructed on the premises covered by the Ground Lease and the Personal Property, together with the certificates of Title to the vehicles, if any, the Assignment of Rights and Assumption of Certain Obligations and the FIRPTA Affidavit.

                 (d) Deliver to Seller the Purchase Price and other sums due Seller (after deduction of Seller's share of prorations and costs as set forth in Section 7) and Buyer's assumption of the Franchise, Operating Agreements and bookings.

                 (e) Issue to Buyer the Title Policy with liability in the amount of the Purchase Price insuring Buyer's title to the Project subject only to the Permitted Exceptions;

                 (f) Prepare and deliver to both Buyer and Seller one signed copy of the Escrow Holder's closing statement showing all receipts and disbursements.

         6.5 Additional Instructions to Escrow Holder. Escrow Holder shall instruct the County Recorder to return all recorded documents to the Escrow Holder. Upon receipt thereof, Escrow Holder shall:

                 (a) Deliver to Seller a copy as recorded of the Assignment and Assumption of Ground Lease.

                 (b) Deliver to Buyer the original of the Assignment and Assumption of Ground Lease.

7.  Costs and Prorations

         7.1 Prorations. Escrow Holder shall prorate real and personal property taxes and other assessments relating to the Project and the ground rents due under the Ground Lease between Seller and Buyer as of the Effective Date (as defined in Section 8.2) based upon the latest available tax bill. Interest on the Note shall be prorated as of the Effective Date.





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         Insurance premiums on any insurance coverages which Buyer, at its option, may elect to acquire and continue and room rents shall be prorated between Seller and Buyer as of the Effective Date outside of Escrow and Escrow Holder shall have no responsibility in connection therewith.

         With respect to the proration of the real property taxes, the parties acknowledge that the premises covered by the Ground Lease are part of a larger parcel owned by the Landlord and that pursuant to the provisions of the Ground Lease, there is an allocation of the real property taxes assessed against the entire parcel based upon the Seller's pro rata share of the real property taxes as defined in the Ground Lease. The parties acknowledge that Suites obtained a reduction in the real property values assessed against the improvements included in the Project for the year 1996 on the basis that the improvements were not available for occupancy until after January 1, 1996. The Ground Lease provides that Seller's pro rata share of the real property taxes assessed against the improvements located on the entire parcel owned by Landlord shall be proportionate to the square footage of the completed and assessed buildings. The Landlord allocated the entire reduction to Suites as the tenant under the Ground Lease. If any of the other tenants of the Landlord object to this allocation, Seller agrees to hold Buyer free and harmless from any such claim, including any liability, loss, cost, damage or expense, including reasonable attorneys fees, that Buyer may suffer or incur as a consequence thereof. Notwithstanding the specific reference to the property tax reduction for the calendar year 1996, it is understood and agreed that Seller shall be and remain responsible for any additional real property tax which is levied or assessed or otherwise allocated to the land and improvements covered by the Ground Lease for the period prior to the Effective Date.

         Buyer and Seller acknowledge that a portion of the rent payable under the Ground Lease is an amount equal to two and one-half percent (2 1/2%) of the "Gross Room Charges" (as that term is defined in the Ground Lease)(the "Percentage Rent"). Buyer and Seller further acknowledge that a disproportionate amount of the Percentage Rent is paid in the winter months of the year. Accordingly, Buyer and Seller have agreed to estimate the Percentage Rent payable in 1997 as ________________________Dollars ($_______) (the
"Estimate Percentage Rent"). At Closing, the Estimate Percentage Rent shall be divided between Buyer and Seller with ___________________Dollars ($_________) to be charged to Buyer and __________________Dollars ($_________) to be charged to Seller. After the Closing, and within five (5) days of such amount being available to Buyer, Buyer shall provide Seller with a statement of the actual Percentage Rent paid to Landlord under the Ground lease in 1997 (the "Actual Percentage Rent"). If the Actual Percentage Rent differs from the Estimated Percentage Rent, then the Actual Percentage Rent shall be allocated between the parties based upon the respective Gross Room Charges that each party generates during 1997 and the party which was undercharged at Closing for its share of the Percentage Rent for 1997 shall make such payments to the other party as are necessary to conform to an accurate proration of Percentage Rent for 1997. The provisions of this paragraph of this Section are expressly intended to survive the Closing.

         Any deposit or credit card information or charge authorization in Seller's possession which relate to any bookings or room reservations for periods subsequent to the Effective Date, shall be credited or delivered to Buyer outside of the Escrow Holder and the Escrow Holder shall have no responsibility in connection therewith.





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         7.2  Costs and Obligations to be Paid by Seller.  Seller shall pay the following costs:

                 (a) The premium for the Title Policy to the extent of ALTA standard coverage owner's policy.

                 (b) One-half of the fees for recording and filing all documents required by this Agreement.

                 (c)  One-half of the Escrow fee.

                 (d) The full amount required to release all liens against the Project and the Personal Property except for the obligations secured by the Deed of Trust and that are assumed by Buyer under the Operating Agreements and bookings.

         7.3 Costs and Obligations to be Paid by Buyer. Buyer shall pay the following costs:

                 (a) The premium for the Title Policy to the extent of any coverages, including endorsements, in excess of ALTA standard coverage owner's policy.

                 (b)  One-half of the Escrow fee.

                 (c) It is understood that Buyer will be responsible for establishing utilities in its own name and Seller shall be entitled to the return of its utility deposits.

8.  Personal Property and Transfer and Conversion of Operations.

         8.1 Personal Property. Attached hereto as Exhibit C is a complete inventory of the Personal Property owned by Seller and included in the sale.
In addition to the items set forth on Exhibit C, the Personal Property to be acquired by Buyer shall include all linens, supplies and all items of expendable inventory used in the operation of the Project wherever the same may be located. Seller agrees that between the date hereof and the Closing that Seller shall continue to operate the Project in the ordinary course of business in accordance with the requirements of the Franchise and purchase, at Seller's expense, and in a normal and customary manner, replacements for damaged furniture and fixtures and continue to purchase replacements for inventory so that at the Closing, the items included in inventory that are expendable shall be at the levels customarily included in the normal course of Seller's operation of the Project. Seller shall maintain the Personal Property substantially in the same condition as prevailed at the time of Buyer's inspection thereof, reasonable wear and tear and casualty excepted.

         8.2 Transfer of Operations. The operations of the Project shall be transferred to Buyer as of the Effective Date. If the Closing shall occur before February 28, 1997, the Effective Date shall be at 3:00 P.M. on the day of the Closing. If the Closing shall occur on or after February 28, 1997, the Effective Date shall be the opening of business on March 1, 1997. Seller shall be responsible for all obligations incurred by Seller in connection with the operation of the Project prior to the Effective Date, including all payroll, payroll taxes and accounts payable, including those incurred in





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connection with the purchase of inventory and all obligations that have accrued prior to said date under the Franchise and the Operating Agreements. Notwithstanding the fact that the operations of the Project are transferred for accounting purposes as of the Effective Date, Seller shall terminate or reassign all of Seller's employees engaged in the operation of the Project on the Closing Date and shall be responsible for the payment of all termination pay or other benefits due Seller's employees as a consequence of such termination even though the Effective Date and the Closing Date may fall on different days. Buyer shall be free to hire such employees of Seller as Buyer, in the exercise of its discretion, may elect. All amounts due for the night's lodging immediately preceding the Effective Date shall be the property of Seller and Buyer and Seller shall arrange for the proration of any charges for any guests who do not check out on the Effective Date. Except as may be provided above, Buyer is not acquiring any of Seller's accounts receivable. Buyer shall be permitted to have representatives on site during the two (2) weeks preceding the Closing to observe operations and facilitate the transfer.


9. Representations, Warranties and Covenants of Seller

         In consideration of Buyer's entering into this Agreement and as an inducement to Buyer to purchase the Property, Seller makes the following representations and warranties, each of which is material and is being relied upon by Buyer and further represents and warrants that the same shall be true and correct at and as of the Closing as if made at and as of the Closing.

         9.1 Brokers Commission. Seller has not had any contract with any finder or broker or any other person, firm or corporation, as a consequence of which Buyer will be liable for the payment of any commission or any broker's or finder's fee in connection with the transactions contemplated by this Agreement.

         9.2 Authorization. This Agreement and the transaction contemplated herein have been duly and validly authorized, executed and delivered by Seller and no other action by Seller is requisite to the valid and binding execution, delivery and performance of this Agreement by Seller, except as otherwise expressly set forth herein.

         9.3 Title and Third Party Consents. Subject to the receipt of the third-party consents hereinafter referenced, at the Closing Buyer will acquire title to the Project, the Franchise and the Personal Property free and clear of all liens, encumbrances and adverse claims, save and except for the rights of the lessor under the Ground Lease, the Deed of Trust, the Permitted Exceptions, and any lien assumed by Buyer which is encompassed by the Operating Agreements. No consents or waivers of or by any third party (including any governmental entity) are necessary to permit Buyer's purchase of the Property pursuant to this Agreement except for the consent of Country Hospitality Corporation to the assignment of the Franchise, the Landlord's consent to the Assignment and Assumption of Ground Lease and the lender's consent to the assumption of the Note and the Deed of Trust.

         9.4 Compliance With Law. To the best of Seller's knowledge, the Property and the condition and operation thereof comply with all laws, rules and regulations applicable to the Property.

         9.5 Threatened Actions. To the best of Seller's knowledge, there are no actions, suits, proceedings or litigation (in law or in equity) pending against or threatened or affecting the Property, including zoning permits or entitlements with respect to the Property.

         9.6 No Notices. Other than as disclosed to Buyer through a copy of that certain memorandum from the Landlord's counsel to Seller's counsel dated February 4, 1997, Seller has not received any notice of any change contemplated in any applicable laws, ordinances or restrictions, or any judicial or administrative action, or any action by adjacent landowners, or natural or artificial conditions upon the Project which would materially impact the Project.

         9.7 Condemnation. There are no pending, or, to the best of Seller's knowledge, threatened proceedings in eminent domain or otherwise, which would affect the Project, or any portion thereof.

         9.8 Documents. To the best of Seller's knowledge, (i) all documents and materials delivered to Buyer pursuant to this Agreement or prior to the date of this Agreement are true and correct copies of originals, and (ii) the information contained therein is materially true and accurate.

         9.9 Agreements. Attached hereto as Exhibit H is a full and complete list of all of the Construction Warranties.

         9.10 Maintenance Contracts. There are no maintenance, service or similar agreements (whether oral or written) affecting or relating to the Property which will continue in effect past the Close of Escrow, except for the Operating Agreements described on Exhibit D hereto and room reservation bookings for periods after the Closing.

         9.11 Utilities. To the best of Seller's knowledge, all water, sewer, gas, electric, and drainage facilities, if any, connected to the Project are fully and legally permitted.

         9.12 Hazardous Wastes. To the best knowledge of Seller, no Hazardous Materials are located on, at, under or about the Project, nor have any Hazardous Materials ever been used, stored, disposed or produced on, at, under or about the Project. Seller does not keep, nor has Seller permitted anyone else to keep, whether temporarily or permanently, any Hazardous Materials on, at, under, or about the Project except in accordance with applicable laws. There have not been any releases, emissions or discharges, direct or indirect, of any Hazardous Materials into the environment, including ground water, on or from the Project, nor has any such release been threatened. To Seller's knowledge, there are no aboveground or underground storage tanks located on or about the Project. As used in this subsection, "Hazardous Materials" shall mean and refer to any hazardous or toxic substances, chemicals, wastes, or materials (as defined in any applicable federal or state law, rule or regulation relating to health and safety and the environment), but excluding chemicals and supplies of the type and in the quantities customarily used in motel operations.

         9.13 Condition of the Project. To the best of Seller's knowledge, there exists no material defects in the roofs, walls or soils of the Project or any other material defects or material deficiencies in any building system in the buildings included in the Project, including, but not limited to, electrical and mechanical systems, and all such systems are in good working order, ordinary wear and tear excepted.

         9.14 Construction of Improvements. To the best of Seller's knowledge, the improvements included in the Project were built in all material respects according to the plans and specifications furnished by Seller to Buyer and were designed and constructed to satisfy the requirements of the local building code, including any seismic standards contained therein, in effect at the time of such design and construction.

         9.15 Personal Property. To the best of Seller's knowledge, the Personal Property, together with all mechanical equipment included in the Project, is in good working order and condition, reasonable wear and tear excepted.

         9.16 Foreign Person. Seller is not a "foreign person" within the meaning of Section 1445 (f)(3) of the Internal Revenue Code, and no portion of the Purchase Price is required to be withheld by Buyer pursuant to Section 1445 of the Code and the regulations promulgated thereunder.

         9.17 Taxes. Seller has duly filed all returns which are required to be filed by Seller with any Federal or State agency, including, but not being limited to, the Internal Revenue Service, the Arizona Department of Revenue, the City of Scottsdale, and the Arizona Department of Economic Security and has paid in a timely manner all taxes due thereon to any such agency, including, but not being limited to, all payroll and withholding taxes, sales tax and room taxes. Seller agrees to file all final returns which may be due to any such agencies and pay all taxes which may be due any such agency, within fifteen
(15) days after the Closing, or within such shorter period of time as may be required by law.

         9.18 Accuracy of Due Diligence Information. Seller has delivered to Buyer true and correct copies of all of the due diligence materials pertaining to the Project which are in possession or control of Seller. To the best of Seller's knowledge, all financial information, including all income and expense records, included in such due diligence materials, or otherwise furnished to Buyer pursuant to the provisions of this Agreement, is true and correct.

         In the event that any representation or warranty was or is untrue in any material respect, Buyer shall not be deemed to have waived any claim for breach of any representation or warranty made by Seller herein unless Buyer has actual knowledge of such breach prior to the Closing or such knowledge could have been obtained from information contained in the documents embodying the Reports and Plans, the Construction Warranties, the Operating Agreements, and the financial statements which have been furnished to Buyer. For this purpose, "actual knowledge" of Buyer shall be deemed to mean the present actual knowledge of Mr. Andrew Batinovich, Mr.

Stephen Saul and Mr. Frank E. Austin, without any duty of further investigation or inquiry on their part. In the event that Buyer does have actual knowledge of or is otherwise charged with knowledge of any such breach of any representation or warranty of Seller made herein, as its sole and exclusive remedy, Buyer shall have the right to terminate this Agreement prior to the Closing, in which event all monies deposited with the Escrow Holder shall be returned to the parties depositing the same, and Seller shall bear all cancellation charges due Title Company and Escrow Holder. After the Closing, Buyer shall have no recourse against Seller with respect to any breach of any representation or warranty of Seller as to which Buyer had actual knowledge or is otherwise charged with knowledge pursuant to the above provisions, provided, however, nothing herein contained shall limit or restrict any right which Buyer may have for recourse against Seller for any amount for which Seller is responsible under the provisions contained in Section 7.1 or for the allocation of expenses and other charges pursuant to the provisions of Section 8.2. Notwithstanding the foregoing, the representations and warranties set forth in this Section 9 shall be limited by the provisions of Section 13 hereof.

10.   Representations, Warranties and Covenants of Buyer.

         Buyer represents and warrants to and covenants with Seller as follows:

         10.1 Authorization. This Agreement has been duly authorized by all necessary action on the part of Buyer and this Agreement represents a valid and binding obligation of Buyer in accordance with its terms subject to the effect of the Bankruptcy laws and the rights of creditors generally.

         10.2 Agreement With Broker. Buyer has not had any contact with any finder or broker or with any other person, firm or corporation, as a consequence of which Seller may be liable for the payment of any commission or any broker's or finder's fee in connection with the transactions contemplated by this Agreement.

         10.3 No Default. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereunder and the fulfillment of the terms hereof will result in any breach of any of the terms, provisions, conditions of or constitute a default under, invalidate, or give any other legal person any rights of acceleration of performance, cancellation or termination or any other rights not theretofore existing with respect to any contract, agreement, instrument, or decree, order, statute, rule or regulation of any court or of any Federal, State or local governmental or regulatory body or administrative agency to which Buyer is a party, or, to Buyer's knowledge, without further inquiry, to which Buyer is subject to or bound by.

         10.4 Operating Agreements. Buyer at the Closing agrees to assume all obligations that accrue after the Closing under the Operating Agreements and all bookings and reservations for periods after the Closing. To the extent that Buyer is not permitted to assume any of the Operating Agreements at the Closing, Buyer shall arrange to pay off these obligations at the Closing.

         10.5 Transfer of Reports. Buyer shall furnish Seller free of charge with any third party environmental inspection reports, soil studies, soil tests, and inspection reports Buyer obtains or obtained respecting the Property to the extent the same are deliverable without the consent of a third party. Buyer agrees to use reasonable efforts to obtain such consent. In the event Buyer fails to close hereunder, Buyer shall return to Seller all copies of documents and reports received from Seller.

         10.6 Buyer's Inspections. Buyer hereby acknowledges that its representatives have inspected the Property and Seller's records regarding the Property, and is satisfied with the current condition of the same, and is buying and accepting the same based upon its own inspection of the Property and Seller's limited express warranties. Buyer further represents and warrants that it is not relying upon any statement or representation made by any of Seller's employees or agents, or by any other third party or entity with regard to the condition or operation of the subject Property not expressly set out in this Agreement, and that it understands that no Broker has been authorized as agent of the Seller hereunder to represent the subject Property to Buyer on behalf of Seller.

         10.7 Right of First Refusal. This Agreement has been executed pursuant to a right of first refusal that Seller has granted to Buyer. If this Agreement is terminated by Seller because of any default by Buyer in the performance of its obligations hereunder, Seller's obligations under said right of first refusal shall be deemed satisfied and the Buyer shall have no further rights thereunder.

11.  Possession and Right of Entry and Use; Condition of Project.

         Possession of the Property shall be delivered to Buyer upon the Closing subject to the Ground Lease, the Deed of Trust, the Permitted Exceptions and the rights of registered guests. Buyer and its authorized agents, representatives and consultants shall have reasonable access to the Project prior to the Closing for purposes of observing and familiarizing itself with the operations of the Project and any such entry shall not be deemed the delivery or acceptance of possession of the Property.

         Buyer shall indemnify Seller against all loss, claims, damage, injury, judgments and liens resulting from or related to Buyer's inspections of or entries onto the Property, whether by or through Buyer, its employees, or agents, and including upon allegation of negligence by the indemnitee, which indemnity shall survive Closing under, or termination of, this Agreement.

12.  Taking by Eminent Domain and Casualty Loss.

         12.1 Eminent Domain. If all or a substantial portion of the Project is taken by eminent domain prior to the Close of Escrow, Buyer shall have the option either:

         (a) By written notice to Seller, given within ten (10) days after Buyer is notified in writing of such taking, to require Seller to perform under this Agreement, to close the sale of the Property, and to assign and deliver to Buyer all of Seller's right and interest in any and all awards for such taking; or

         (b) By failure to give such notice to Seller within such ten (10) day period, to terminate all obligations of the parties under this Agreement and to require the return of the Deposit and any interest that has accrued thereon.

         12.2 Casualty Loss. Risk of loss by damage or destruction to the Property prior to Closing shall be borne by Seller. In the event any such damage or destruction in excess of $50,000 not caused by Buyer's agents is not fully repaired prior to the Closing, Buyer may, at its option, either (i) terminate this Agreement, in which event the Deposit shall be refunded to Buyer and neither party shall have any further obligation to the other hereunder, or
(ii) elect to close this transaction, in which event Seller's right to all insurance proceeds resulting from such damage or destruction shall be assigned to Buyer and the Purchase Price reduced in an amount equal to any applicable deductible under the insurance policy.

13.      Representations, Warranties, Agreements and Covenants to
         Survive Closing

         Subject to the provisions of Section 10.6, all covenants, agreements, representations and warranties made hereunder and in any certificates delivered at the Closing pursuant hereto shall be deemed to have been relied upon by Buyer and Seller and shall survive the Closing for a period of one (1) year, and the fact that the Closing has taken place shall not constitute a waiver of
any breach thereof.   The one-year limitation provided for herein shall not
apply to any claim which is made with respect to any obligations for which any party is responsible under the provisions of Sections 7.1, 8.2, 15.14, 15.17 or any other covenant or agreement which, by its context, is to extend beyond such period.

14.      Indemnity.

         14.1 General. Subject to the limitation in Section 13, in addition to any other rights which a party may be entitled by reason of the incorrectness or breach of any of the representations, warranties, covenants or agreements made by the breaching party, each party agrees to indemnify the other party against any loss incurred by such other party by reason of such breach and against all loss, cost, damage and expense (including but not limited to reasonable accountants' and attorneys' fees) reasonably incurred by such other party in defending any claim, action or proceeding arising by reason of the incorrectness or breach of or any alleged incorrectness or breach of any such representations, warranties, covenants or agreements.

         14.2 Specific Indemnification by Seller. Subject to Buyer's performance of all Buyer's representations, warranties, covenants and agreements contained herein, Seller agrees to indemnify and hold Buyer free and harmless from any liability, loss, cost, damage or expense, including reasonable attorneys' fees, which Buyer may suffer or incur as a consequence of any claim which may be made against Buyer by any creditor or alleged creditor of Seller, save and except for any liability expressly assumed by Buyer pursuant to the provisions of this Agreement.

         14.3 Specific Indemnification by Buyer. Subject to Seller's performance of all Seller's representations, warranties, covenants and agreements contained herein, Buyer agrees to indemnify and hold Seller free and harmless from any liability, loss, cost, damage or expense, including reasonable attorneys fees, that Seller may suffer or incur as a consequence of any claim which may be made against Seller for the non-payment of any of the obligations which Buyer expressly assumes pursuant to the provisions hereof.

         14.4 General Indemnity Provisions. Promptly after the receipt by any indemnitee of a claim in writing from a third party which is the subject of indemnification under this Agreement or of notice of the commencement of any action against such indemnitee which is the subject of indemnification under this Agreement, and in any event before payment or agreement to pay any such claim, the indemnitee(s) shall, if a claim in respect of such third-party claim or action is to be made against indemnitor(s) pursuant to the foregoing indemnification provisions, notify indemnitor(s) in writing of such claim or the commencement of such action, as the case may be, and supply indemnitor(s) with copies of any written information received by the indemnitee(s) with respect thereto which may be requested by the indemnitor(s). Upon such notice, the indemnitor(s) shall be entitled to participate in the defense of such claim or in such action and, to the extent that it wishes, to assume the defense thereof with counsel reasonably satisfactory to the indemnitee (provided that the indemnitee may participate in such defense with counsel of its own selection, which participation shall be at the expense of the indemnitee if the indemnitor(s) has retained counsel reasonably satisfactory to the indemnitee(s). Whether or not the indemnitor(s) elects to assume the defense of any such claim or action, the indemnitee(s) shall have the right to pay, settle or compromise any such claim or action; provided, however, that no such payment, settlement or compromise, without the written consent of the indemnitor(s) shall in and of itself establish the indemnitor(s)' liability to the indemnitee(s).

         If a responsive pleading is due before the indemnitor(s) make the election to defend, the indemnitee(s) shall take all action which is reasonably necessary to preserve the indemnitor(s)'s right to defend the action (including, but not limited to, employing attorneys to, among other things, obtain an extension to reply to the responsive pleading). All reasonable expenses of the indemnitee(s) in taking such action shall be indemnified by indemnitor(s) (unless it is ultimately determined that the indemnitee(s) was not entitled to be indemnified). If the indemnitor(s) assume the defense of any claim or litigation resulting therefrom, the obligations of the indemnitor(s) hereunder as to such claim shall be limited to taking all steps necessary in the defense or settlement of such claim or litigation resulting therefrom and to hold the indemnitee(s) harmless from and against any and all losses, damages and liabilities caused by or arising out of any settlement approved by the indemnitee(s) or any judgment in connection with such claim or litigation resulting therefrom. The indemnitor(s) shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment, except with the consent of the indemnitee(s), or enter into any settlement (except with the consent of the indemnitee(s)), or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnitee(s) a release from all liability in respect to such claim or litigation.

15.  Miscellaneous.

         15.1 Notices. All notices or other communications between Seller and Buyer required or permitted hereunder shall be in writing and personally delivered or sent by express mail or certified mail, return receipt requested, postage prepaid, to the following address:

         If to Seller:

                 Douglas E. Heltne
                 9801 E. Dynamite Rd., #28
                 Scottsdale, AZ 85262
                 Telephone: (602) 515-0299
                 Fax: (602) 515-0298

         Copy To:

                 Titus, Brueckner & Berry P.C.
                 7373 N. Scottsdale Rd., #B252
                 Scottsdale, AZ 95253
                 Attn: Scott Risley
                 Telephone: (602) 483-9600
                 Fax: (602) 483-3215

         If to Buyer:

                 Glenborough Properties, L.P.
                 400 South El Camino Real, 11th Floor
                 San Mateo, CA 94402-1708
                 Attn: Stephen R. Saul
                 Telephone: (415) 343-9300
                 FAX: (415) 343-7438

                 Copy to:

                          Irsfeld, Irsfeld & Younger LLP
                          100 West Broadway, Suite 900
                          Glendale, CA 91210
                          Attn: John H. Brink, Esq.
                          Telephone: (818) 242-6859
                          FAX: (818) 240-7728

         If to Escrow Holder

                 Chicago Title Insurance Company
                 2020 North Central Ave., Suite 300
                 Phoenix, AR 85004-4598
                 Attn: Sam R. Adkins

                 Telephone
                 FAX:

A notice shall be effective on the date of personal delivery if personally delivered or refused before 3:00 p.m., otherwise on the day following personal delivery, or two business days following the date the notice is postmarked, if mailed.

         15.2 Time of the Essence. Time is of the essence of this Agreement and each and every term and provision hereof.

         15.3  Interpretation; Governing Law.   As used herein, "business days"
refers to all days excluding Saturdays, Sundays and Federal holidays. This Agreement shall be construed as if prepared by both parties. This Agreement shall be construed, interpreted and governed by the laws of the State of Arizona.

         15.4 Attorneys' Fees. In any action or proceeding between the parties regarding this Agreement or the Property, the prevailing party shall be entitled to the payment by the losing party of its reasonable attorneys' fees and costs as determined by the arbitrator or court, as the case may be.

         15.5 Further Assurances, Survival. Each party will, whenever and as often as it shall be requested to do so by the other party, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered any and all such further conveyances, assignments, approvals, consents and any and all documents and do any and all other acts as may be necessary to carry out the intent and purpose of this Agreement. All covenants and obligations contained in this Agreement which imply or require performance after the Closing shall survive the Close of Escrow.

         15.6 Pendency of Closing. Pending the Closing, Seller shall not enter into any agreement pertaining to the sale, rental or management of the Project without the prior written consent of Buyer, except for the rental of rooms in the ordinary course of business. Nothing herein contained shall restrict Seller from entering into any transaction of the type described above which is in the nature of a "back-up offer" and which is subject to all of the rights of Buyer that are contained herein.

         15.7 Entire Agreement; Amendments. This Agreement together with the other written agreements referred to herein represent the entire understanding of the parties hereto with respect to the subject matter hereof and supersede any prior understanding between the parties, whether oral or written Any amendments to this Agreement shall be in writing and shall be signed by both parties hereto.

         15.8 No Waiver. A waiver by either party hereto of a breach of any of the covenants or agreements hereof to be performed by the other party shall not be construed as a waiver of any succeeding breach of the same or other covenants, agreements, restrictions or conditions hereof.

         15.9 Assignment. This Agreement shall be binding upon and inure to the benefit of each of the Parties hereto and to their respective successors, assigns and personal representatives. Without limiting the generality of the foregoing, Buyer shall have the right at any time prior to the Closing to assign its interest under this Agreement to any other entity or party without Seller's consent, including without limitation to a general or limited partnership or to a joint venture of which Buyer is a partner or co-venturer. Any assignment shall not relieve Buyer of its obligations hereunder, provided, however, nothing herein shall constitute Buyer as a guarantor of the Note if the Note is executed by an assignee.

         15.10 Complimentary Rooms. Subject to the Closing, Buyer agrees to make available to Seller or such persons as Seller may designate, on a space-available basis, one or more rooms in the Project for an aggregate of 15 room days during the first 12 months following the Closing at no cost to Seller or the person or persons utilizing such rooms, except for the payment of room tax and incidental charges incurred for the use of the telephone and other services that may be requested by the occupants.

         15.10 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns.

         15.11 Headings. The headings and captions used in this Agreement are for convenience and ease of reference only and shall not be used to construe, interpret, expand or limit the terms of this Agreement.

         15.12 Access to Information After Closing. For a period of three years after the Closing, Seller will give Buyer access to the historical financial and property records of Seller relating to its acquisition, ownership and operation of the Project and Seller agrees that it will not destroy any of the records during any such period of time without the prior written consent of Buyer. During the first year after the Closing, Seller will provide to Buyer such historical financial information with respect to the acquisition, ownership and operation of the Project as Buyer may reasonably request in connection with any reports which its general partner is required to file with the Securities & Exchange Commission or the New York Stock Exchange.

         15.13 Termination of Right of First Refusal. This Agreement has been executed in part pursuant to the provisions of a Right of First Refusal dated June 1, 1996, to which Seller and Buyer are parties. If this Agreement is terminated because of any default by Buyer in the performance of its obligations hereunder solely or because of the failure of the condition in
Section 5.3(e), the parties agree that said Right of First Refusal shall have terminated and Buyer shall have no further rights thereunder.

         15.14 Covenant Not to Compete. Douglas E. Heltne ("Heltne"), the President and a member Seller and John N. Allen, a member of Seller, each in their individual capacities, do each hereby agree that for a period of three
(3) years following the Closing, that he will not, individually, or as a member, employee or agent of any partnership, or as an officer, agent, employee, director, stockholder (except of not more than 5% of the outstanding stock of any company listed on a national securities exchange or quoted on the NASDAQ National Markets List), member, or investor of or in any corporation or limited liability company or other form of business entity, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or work for or consult with or permit the use of his name by or extend credit to or be connected in any manner with any business entity located within a five-mile radius of the Project which is engaged in the ownership, management or operation of a facility located within such area which offers overnight accommodations to the public of the type and at rates which are competitive to the Project. Notwithstanding any provision herein to the contrary, this
Section 15.14 shall not apply to the Courtyard by Marriott and the Fairfield Inn by Marriott which Heltne is currently promoting for construction and operation within such area.

         15.15 Determination of Material Accuracy. Notwithstanding any provision herein to the contrary, the parties agree that the sum of $10,000 in damages shall represent a material amount for the purpose of assessing whether or not there has been a material breach of any of the representations, warranties or covenants of Seller herein.

         15.16 Counterparts. This Agreement may be executed by the parties hereto in separate and distinct counterparts and delivered to each other by facsimile transmission, which, when taken together shall constitute the complete, original agreement of the parties. Nevertheless, the parties will as expeditiously as possible exchange originally executed counterparts hereof to further confirm their agreements, but in the absence of the actual exchange or originally executed counterparts, such facsimile counterparts are intended as binding originals.

         15.17 1031 Exchange. Buyer and Seller acknowledge that this transaction may become part of a tax-deferred exchange under Internal Revenue Code Section 1031. Buyer and Seller agree that the rights and obligations under this Agreement may be assigned to facilitate such exchange and that this Agreement may become part of an integrated, interdependent exchange agreement. Buyer and Seller agree to cooperate in any manner necessary to qualify for such exchange, at the sole cost and expense of Seller as long as it does not delay the Closing. Seller shall indemnify Buyer from any liability, loss, cost, damage or expense, including reasonable attorneys fees, that Buyer may suffer or incur as a consequence of cooperating in any such exchange. Suites agrees that notwithstanding any assignment to any nominee for the purpose of effecting a Section 1031 exchange, Suites shall be and remain liable for all obligations of Seller under this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year set forth above. Each of the signatories hereto individually represent and warrant that he has full right and authority to execute this Agreement on behalf of the principal named herein, and that this Agreement is a valid and binding obligation of such principal, enforceable in accordance with its terms.

                                        "Seller"

                                        SUITES OF ARIZONA, L.L.C.,
                                        an Arizona limited liability
                                        company

                                        By_________________________
                                            Douglas E. Heltne
                                            Member

                                        By_________________________
                                            Nancy O. Heltne
                                            Member

                                        "Buyer"

                                        GLENBOROUGH PROPERTIES, L.P.,
                                        a California limited partnership

                                        By:  Glenborough Realty Trust
                                             Incorporated, a Maryland
                                             corporation, its General
                                             Partner


                                             By________________________

                                             Its_______________________

                                        "Heltne"

                                        ______________________________
                                        Douglas E. Heltne


                                        ______________________________
                                        John N. Allen

                                    EXHIBITS

                         Agreement of Purchase and Sale
                  (Country Suites Hotel - Scottsdale, Arizona)


Exhibit A                 Description of Ground Lease, including a legal
                          description of the land subject to the Ground Lease.

Exhibit B                 Inventory of Personal Property

Exhibit C                 Reports and Plans described in 1.1 (e)(ii) and (iii).

Exhibit D                 Operating Agreements.

Exhibit D-1               Landlord Estoppel

Exhibit E                 Assignment and Assumption of Ground Lease.

Exhibit F                 Assignment of Rights and Assumption of Certain
                          Obligations

Exhibit G                 Bill of Sale for Personal Property.

Exhibit H                 Description of Construction Warranties.





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